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                                                                    Exhibit 23.1


         CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-4 of Johnson & Johnson of our report dated January 22, 2001 relating to the consolidated financial statements, which appears in the Johnson & Johnson 2000 Annual Report to Shareowners, which is incorporated by reference in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000. We also consent to the incorporation by reference of our report dated January 22, 2001 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the references to us under the headings "Experts" and "Selected Historical Consolidated Financial Data of Johnson & Johnson" in such Registration Statement.


                                          /s/ PricewaterhouseCoopers LLP
                                          -------------------------------------
                                          PricewaterhouseCoopers LLP


New York, New York
May 11, 2001